================================================================================
                                                                     EXHIBIT 1.2





                               EDISON SCHOOLS INC.
                            (a Delaware corporation)

                      __ Shares of Class A Common Stock



                        INTERNATIONAL PURCHASE AGREEMENT



Dated: __, 1999

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



                                TABLE OF CONTENTS

                                                                                                                            PAGE
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
INTERNATIONAL PURCHASE AGREEMENT...............................................................................................1

       SECTION 1.           Representations and Warranties.....................................................................4
                (a)         Representations and Warranties by the Company .....................................................4
                            (i)  Compliance with Registration Requirements.....................................................4
                            (ii)  Independent Accountants......................................................................5
                            (iii)  Financial Statements........................................................................6
                            (iv)  No Material Adverse Change in Business.......................................................6
                            (v)  Good Standing of the Company..................................................................6
                            (vi)  No Subsidiaries..............................................................................6
                            (vii)  Capitalization..............................................................................7
                            (viii)  Authorization of Agreement.................................................................7
                            (ix)  Authorization and Description of Securities..................................................7
                            (x)  Absence of Defaults and Conflicts.............................................................8
                            (xi)  Absence of Labor Dispute.....................................................................9
                            (xii)  Absence of Proceedings......................................................................9
                            (xiii)  Accuracy of Exhibits.......................................................................9
                            (xiv)  Possession of Intellectual Property.........................................................9
                            (xv)  Absence of Further Requirements.............................................................10
                            (xvi)  Possession of Licenses and Permits.........................................................10
                            (xvii)  Compliance with Statutes, Rules and Regulations, etc......................................11
                            (xviii)  Title to Property........................................................................11
                            (xix)  Investment Company Act.....................................................................12
                            (xx)  Environmental Laws..........................................................................12
                            (xxi)  Registration Rights........................................................................13
                            (xxii)  Apex Online Learning Inc..................................................................13
                            (xxiii)  Management Agreements....................................................................13
                            (xxiv)  Insurance.................................................................................13
                            (xxv)  Tax Returns and Payment of Taxes...........................................................14
                            (xxvi)  No Stabilization or Manipulation..........................................................14
                            (xxvii)  Certain Transactions.....................................................................14
                            (xxviii)  Statistical and Market Data.............................................................15
                            (xxix)  Accounting and other Controls.............................................................15
                            (xxx)  Year 2000 Readiness........................................................................15
                            (xxxi)  Recapitalization..........................................................................15
                            (xxxii)  Option Lock-Ups.   ......................................................................16
                (b)         Officer's Certificates..................................................... ......................16


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
       SECTION 2.           Sale and Delivery to International Managers; Closing .............................................16
                (a)         Initial Securities................................................................................16
                (b)         Option Securities.................................................................................16
                (c)         Payment...........................................................................................17
                (d)         Denominations; Registration.......................................................................17
                (e)         Appointment of Qualified Independent Underwriter. ................................................18

       SECTION 3.           Covenants of the Company..........................................................................18
                (a)         Compliance with Securities Regulations and Commission Requests....................................18
                (b)         Filing of Amendments..............................................................................18
                (c)         Delivery of Registration Statements...............................................................19
                (d)         Delivery of Prospectuses..........................................................................19
                (e)         Continued Compliance with Securities Laws.........................................................19
                (f)         Blue Sky Qualifications...........................................................................20
                (g)         Rule 158..........................................................................................20
                (h)         Use of Proceeds...................................................................................20
                (i)         Listing...........................................................................................20
                (j)         Restriction on Sale of Securities.................................................................21
                (k)         Reporting Requirements............................................................................21
                (l)         Compliance with NASD Rules........................................................................22
                (m)         Compliance with Rule 463..........................................................................22
                (n)         Filing of Sixth Amended and Restated Certificate of
                            Incorporation. ...................................................................................22

       SECTION 4.           Payment of Expenses...............................................................................22
                (a)         Expenses..........................................................................................22
                (b)         Termination of Agreement..........................................................................23

       SECTION 5.           Conditions of International Managers' Obligations ................................................23
                (a)         Effectiveness of Registration Statement...........................................................23
                (b)         Opinion of Counsel for Company....................................................................23
                (c)         Opinion of Counsel for International Managers ....................................................24
                (d)         Officers' Certificate.............................................................................24
                (e)         Accountant's Comfort Letter.......................................................................24
                (f)         Bring-down Comfort Letter.........................................................................25
                (g)         Approval of Listing...............................................................................25
                (h)         No Objection......................................................................................25
                (i)         Lock-up Agreements................................................................................25
                (k)         Purchase of Initial U.S. Securities...............................................................25
                (l)         Conditions to Purchase of International Option Securities.........................................25

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
                (m)         Additional Documents..............................................................................26
                (n)         Termination of Agreement..........................................................................26

       SECTION 6.           Indemnification...................................................................................27
                (a)         Indemnification of International Managers.........................................................27
                (b)         Indemnification of Company, Directors and Officers ...............................................29
                (c)         Actions against Parties; Notification.............................................................29
                (d)         Settlement without Consent if Failure to Reimburse ...............................................30
                (e)         Indemnification for Reserved Securities...........................................................30

       SECTION 7.           Contribution......................................................................................31

       SECTION 8.           Representations, Warranties and Agreements to Survive Delivery....................................32

       SECTION 9.           Termination of Agreement..........................................................................32
                (a)         Termination; General..............................................................................32
                (b)         Liabilities.......................................................................................33

       SECTION 10.          Default by One or More of the International Managers .............................................33

       SECTION 11.          Notices...........................................................................................34

       SECTION 12.          Parties...........................................................................................34

       SECTION 13.          GOVERNING LAW AND TIME............................................................................35

       SECTION 14.          Effect of Headings................................................................................35

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
             SCHEDULES
                  Schedule A - List of Underwriters...................................................................Sch A-1
                  Schedule B - Pricing Information....................................................................Sch B-1
                  Schedule C - List of Persons subject to Lock-up.....................................................Sch C-1
                  Schedule D - List of Management Agreements..........................................................Sch D-1

             EXHIBITS
                  Exhibit A-1 - Form of Opinion of Company's Counsel....................................................A-1-1
                  Exhibit A-2 - Form of Opinion of Company's
                                 Special Regulatory Counsel.............................................................A-2-1
                  Exhibit A-3 - Form of Opinion of Company's
                                 General Counsel........................................................................A-3-1
                  Exhibit B-1 - Form of Lock-up Letter....................................................................B-1
                  Exhibit C   - Form of Option Lock-up Pursuant to
                                 Section (1)(A)(Xxxii)...... .............................................................C-1

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                               EDISON SCHOOLS INC.
                            (a Delaware corporation)

                        __ Shares of Class A Common Stock

                           (Par Value $.01 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT

                                                                        __, 1999

MERRILL LYNCH INTERNATIONAL
BANK OF AMERICA INTERNATIONAL LIMITED
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
J.P. MORGAN SECURITIES LTD.
  as Lead Managers of the several International Managers
c/o  Merrill Lynch International
International Ropemaker Place
25 Ropemaker Street
London EC2Y GLY
England

Ladies and Gentlemen:

         Edison Schools Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch International ("Merrill Lynch") and each of the other International Managers named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Bank of America International Limited, Credit Suisse First Boston (Europe) Limited, Donaldson, Lufkin & Jenrette International and J.P. Morgan Securities Ltd. are acting as representatives (in such capacity, the "Lead Managers"), with respect to the issue and sale by the Company and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of class A common stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of __ additional shares of Common Stock to cover over-allotments, if any. The aforesaid __ shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the __ shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities".

         It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of an aggregate of __ shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Credit Suisse First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation and J.P. Morgan Securities Inc. are acting as representatives (the "U.S. Representatives") and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to __ additional shares of Common Stock solely to cover overallotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". It is understood that the Company is not obligated to sell and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

         The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters", the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities", and the International Securities, and the U.S. Securities are hereinafter collectively called the "Securities".

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

         The Company understands that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

         The Company and the International Managers agree that up to __ shares of the Initial International Securities to be purchased by the International Managers and that up to __ shares of the Initial U.S. Securities to be purchased by the U.S. Underwriters (collectively, the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible




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employees and persons having business relationships with the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-84177) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of U.S. Prospectus is identical to the Form of International Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting". The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S.



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Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated October 19, 1999 and preliminary U.S. Prospectus dated October 19, 1999, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         On October __, 1999, the Company filed its fifth amended and restated Certificate of Incorporation (the "Fifth Amendment"), with the Secretary of State of the State of Delaware. The Fifth Amendment provides for the automatic conversion (the "Recapitalization"), immediately prior to the closing of the offering, of each outstanding share of the Company's capital stock into 0.45 shares of Common Stock and 0.05 shares of the Company's class B common stock, par value $.01 per share ("Class B common stock"). Immediately after the closing of the offering, the Company will file its sixth amended and restated Certificate of Incorporation (the "Sixth Amendment"), substantially in the form filed as exhibit 3.1 to the Registration Statement.

         SECTION 1.           Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b), hereof and agrees with each International Manager, as follows:

                  (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectuses, any preliminary prospectuses and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses and such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither of the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or the International Prospectus.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial and other data and the summary financial and operating data included in the Prospectuses present fairly the information shown therein and, in the cases of the selected financial data and the summary financial data, have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial information (including the proforma as adjusted financial information) included in the Registration Statement and the Prospectuses present fairly the information shown therein and have been properly compiled on the bases described therein, and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not reasonably be expected to result in a Material Adverse Effect.

                  (vi) No Subsidiaries. The Company has no subsidiaries.

                  (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company (a) as of June 30, 1999, was as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization", (b) is, as of the date hereof, after giving effect to the Recapitalization, as set forth in the Prospectuses in the column entitled "Pro Forma" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities, options or warrants referred to in the Prospectuses), and (c) after giving effect to the transactions contemplated by this Agreement, the International Purchase Agreement and the Registration Statement, will be as set forth in the Prospectuses in the column entitled "Pro Forma as Adjusted" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities, options or warrants referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The shares of issued and outstanding capital stock of the company have been issued in compliance, in all material respects, with all federal and state securities laws. Except as disclosed in the Prospectuses, there are no outstanding options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company's capital stock or any such options, warrants, rights, convertible securities or obligations. The description of the Company's stock option and purchase plans and the options or other rights granted and exercised thereunder set forth in the Prospectuses accurately and fairly describe, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

                  (viii) Authorization of Agreement. This Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company.

                  (ix) Authorization and Description of Securities. The Securities to be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth herein and the U.S. Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (x) Absence of Defaults and Conflicts. The Company is not in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, "Agreements and Instruments") except for such defaults under Agreements and Instruments that could not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement and the U.S. Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that could not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (a) the provisions of the charter or by-laws of the Company or (b) any applicable law, statute, rule, regulation, judgment, standard, guide, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, including, without limitation, the Elementary and Secondary Education Act of 1965, as amended, and all rules and regulations promulgated thereunder (collectively, the "ESEA"), the Individuals with Disabilities in Education Act and all rules and regulations promulgated thereunder (collectively, the "IDEA") and any other federal, state or local law, statute, rule, regulation, standard, guide or order pertaining to the authorization to operate public schools or the eligibility to receive funding under federal, state or local programs related to the operation of public schools, except, in the case of clause (b) above, for such violations which could not reasonably be expected to result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

                  (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company (including, without limitation, all principals, teachers and other personnel employed by or working for or in any school operated by the Company) exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in any of the foregoing cases, may reasonably be expected to result in a Material Adverse Effect.

                  (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign (including, without limitation, any proceeding before the United States Department of Education (the"USDE"), the United States Department of Justice (the "DOJ"), the Equal Employment Opportunity Commission (the "EEOC"), state and local educational agencies (including school boards and public school districts) or charter school boards), now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any school operated by the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could materially and adversely affect the consummation of the transactions contemplated in this Agreement and the U.S. Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any school operated by the Company is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xiv) Possession of Intellectual Property. The Company and each of the schools operated by the Company own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (including, without limitation, the right to use Success for All, a K-5 reading program developed by Johns Hopkins University and the mathematics programs developed by the University of Chicago School Mathematics Project) (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor, to the knowledge of the Company, any of the schools operated by it has received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which could render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws and
         (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered. Neither the Company nor any of the schools operated by the Company is subject to any requirements of, or regulation under, the Higher Education Act of 1965, as amended.

                  (xvi) Possession of Licenses and Permits. The Company and each of the schools operated by it possess such permits, licenses, approvals, consents and other authorizations, (including, without limitation, authorizations required (i) to participate in federal, state and local funding programs under the ESEA and the IDEA to the extent the Company or such school currently receives material funding thereunder, (ii) to operate the charter schools currently operated by it, and (iii) to receive funding under federal, state and local education laws, statutes, rules, regulations, standards, guides or orders to the extent the Company or such school currently receives material funding thereunder)(collectively, "Governmental Licenses"), issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses could not reasonably be expected to have a Material Adverse Effect; the Company and, to the knowledge of the Company, each of the schools operated by the Company, is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not reasonably be expected to have a

         Material Adverse Effect; and neither the Company nor, to the knowledge of the Company, any of the schools operated by it has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

                  (xvii) Compliance with Statutes, Rules and Regulations, etc. The Company and each of the schools operated by it are in compliance with all applicable laws, statutes, rules, regulations, standards, guides or orders (including, without limitation, ESEA, IDEA, Family Education Rights and Privacy Act of 1974, as amended, Gun-Free Schools Act of 1994, Section 504 of the Rehabilitation Act of 1973, Americans with Disabilities Act of 1990, Title VI and Title VII of the Civil Rights Act of 1964, Title IX of the Education Amendments of 1972, Age Discrimination Act of 1975, Age Discrimination in Employment Act of 1967, Equal Pay Act of 1963 and the Drug-Free Workplace Act of 1988) administered, issued or implemented by any federal, state or local government or any agency or subdivision of any of the foregoing, including, without limitation, the USDE, the DOJ, the EEOC, state and local education agencies (including school boards and public school districts) or charter school boards, to the extent applicable, except where failure to be so in compliance could not reasonably be expected to have a Material Adverse Effect. The Company has not been advised, and has no reason to believe, that either it or any of the schools operated by the Company is not conducting business in compliance with all applicable laws, statutes, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable federal, state and local laws, rules and regulations; except where failure to be so in compliance could not reasonably be expected to have a Material Adverse Effect.

                  (xviii) Title to Property. The Company has good and marketable title to all real property owned by the Company and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company and the schools operated by it, and under which the Company or any of the schools operated by it holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any school operated by it has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the schools operated by it under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of the schools operated by it to the continued possession of the leased or subleased premises under any such lease or sublease, which claim, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

                  (xix) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xx) Environmental Laws. Except as described in the Registration Statement and except as could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect, (A) neither the Company nor, to the knowledge of the Company, any of the schools operated by it is in violation of any federal, state, local or foreign law, statute, rule, regulation, standard, guide, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances (including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, petroleum or petroleum products) (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, release or threatened release of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and the schools operated by it have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the schools operated by it, and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or the schools operated by it relating to Hazardous Materials or any Environmental Laws.

                  (xxi) Registration Rights. Except as disclosed in the Prospectuses under the caption "Shares Eligible for Future Sale-Registration Rights", there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxii) Apex Online Learning Inc. The Company owns 1,000,000 shares of Series B preferred stock, par value $0.001 per share, of Apex Online Learning Inc., a Washington corporation ("APEX"), which currently represents approximately 16.5% of all of the issued and outstanding capital stock of APEX, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The Company does not own the equity securities or similar interests of any other entity.

                  (xxiii) Management Agreements. The Company has provided to Debevoise & Plimpton, counsel for the Underwriters, true, correct and complete copies of each of the management agreements and school charters to which the Company or any of the schools operated by the Company is a party or pursuant to which any such school is operated, as amended (collectively, the "Management Agreements"), none of which have been subsequently amended, supplemented or modified, and each of the Management Agreements is in full force and effect on the date hereof, and, neither the Company, nor, to the knowledge of Company, any other party is in default in the performance or observation of any material obligation, agreement, covenant or condition contained therein. Schedule D hereto is a true, correct and complete list of the Management Agreements.

                  (xxiv) Insurance. The Company and each of the schools operated by it and, to the knowledge of the Company, the school districts and charter school boards responsible for supervising the schools operated by the Company, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the education industry; neither the Company, nor any of the schools operated by it nor, to the knowledge of the Company, any school district or charter school board responsible for supervising any school operated by the Company, has been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it or any of the schools operated by it or any school district or charter school board responsible for supervising any school operated by the Company, will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its operations except where the failure to renew or maintain such coverage could not reasonably be expected to result in a Material Adverse Effect. The officers and directors of the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for officers' and directors' liability insurance of a public company and as the Company believes could cover claims which could reasonably be expected to be made in connection with the issuance of the Securities; and the Company has no reason to believe that it will not be able to renew its existing directors' and officers' liability insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to cover its officers and directors.

                  (xxv) Tax Returns and Payment of Taxes. The Company has timely filed all federal, state, local and foreign tax returns that are required to be filed or has duly requested extensions thereof and all such tax returns are true, correct and complete, except to the extent that any failure to file or request an extension, or any incorrectness could not reasonably be expected to result in a Material Adverse Effect. The Company has timely paid all taxes shown as due on such filed tax returns (including any related assessments, fines or penalties), except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, or to the extent that any failure to pay could not reasonably be expected to result in a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iv) above in accordance with GAAP in respect of all Federal, state, local and foreign taxes for all periods as to which the tax liability of the Company has not been finally determined or remains open to examination by applicable taxing authorities. The Company is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (xxvi) No Stabilization or Manipulation. Neither the Company nor, to the best of its knowledge, any of its directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "1934 Act").

                  (xxvii) Certain Transactions. Except as disclosed in the Prospectuses, there are no outstanding loans, advances, or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of the members of the families of any of them that would be required to be so disclosed under the 1933 Act, the 1933 Act Regulations or Form S-1.

                  (xxviii) Statistical and Market Data. The statistical and market-related data included in the Prospectuses are derived from sources which the Company reasonably and in good faith believes to be accurate, reasonable and reliable and agrees with the sources from which it was derived.

                  (xxix) Accounting and other Controls. The Company has established a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions were, are and will be executed in accordance with management's general or specific authorization; (ii) transactions were, are and will be recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets was, is and will be permitted only in accordance with a management's general or specific authorizations; and (iv) the recorded accountability for assets was, is and will be compared with existing assets at reasonable intervals and appropriate action was, is and will be taken with respect to any differences.

                  (xxx) Year 2000 Readiness. The Company has, to the extent disclosed in the Prospectus, reviewed its operations and those of the schools operated by it and of any third party with which the Company or any of the schools operated by the Company has a material relationship to evaluate the extent to which the business or operations of the Company or any of the schools operated by it will be affected by the Year 2000 Problem. Other than as set forth in the Prospectuses, the Company does not anticipate incurring operating expenses or costs material to the financial position or results of operations of the Company and the schools operated by it in connection with the actions that the Company currently believes are necessary to address the Year 2000 Problem. As a result of the aforementioned review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem could have a Material Adverse Effect. The "Year 2000 Problem" as used herein means any risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

                  (xxxi) Recapitalization. On October __, 1999 the Company filed the Fifth Amendment with the Secretary of State of the State of Delaware, which provides for the Recapitalization and which has been duly authorized by the Board of Directors and shareholders of the Company. The Company has undertaken all necessary corporate action, including obtaining the approval of the Board of Directors and the shareholders of the Company, in order to file the Sixth Amendment with the Secretary of State of the State of Delaware immediately after the closing of the offering.

                  (xxxii) Option Lock-Ups. The Company has received a written 180-day lock-up agreement from each holder of an option or options to purchase any class of its capital stock substantially in the form of Exhibit C hereto, and each such lock-up is in full force and effect and has not been amended or supplemented as of the date hereof.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company and delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty by the Company to each International Manager as to the matters covered thereby.

         SECTION 2.           Sale and Delivery to International Managers;
Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional __ shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Hale & Dorr LLP, 1455 Pennsylvania Avenue, N.W., Washington, D.C. 20004, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (New York city time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York city time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the International Option Securities are purchased by the International Manages, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the International Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         (e) Appointment of Qualified Independent Underwriter. The Company hereby confirms its engagement of Merrill Lynch as, and Merrill Lynch hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the International Securities. Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter".

         SECTION 3. Covenants of the Company. The Company covenants with each International Manager as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall reasonably object.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

                  (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

                  (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Common Stock (including the Securities) on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

                  (j) Restriction on Sale of Securities. (1) During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or Class B common stock or any securities convertible into or exercisable or exchangeable for Common Stock or Class B common stock or file any registration statement under the 1933 Act with respect to any of the foregoing or
         (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or the Class B common stock, whether any such swap or the transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, Class B common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement, (B) any shares of Common Stock or Class B common stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any shares of Common Stock or Class B common stock issued or options to purchase shares of Common Stock or Class B common stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses or (D) any shares of Common Stock that may be issued by the Company from time to time upon the conversion of shares of Class B common stock into shares of Common Stock pursuant to the Fifth Amendment or the Sixth Amendment.

                              (2) During a period of 180 days from the date of
                  the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, release any holder of an option or options to purchase any shares of its capital stock from the lock-up agreement referred to in Section 1(a)(xxxii) and the Company will enforce such lock-up agreements to the fullest extent permitted by law.

                  (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

                  (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

                  (m) Compliance with Rule 463. The Company will comply with the requirements of Rule 463 of the 1933 Act Regulations.

                  (n) Filing of Sixth Amended and Restated Certificate of Incorporation. The Company has taken all necessary corporate action, including obtaining the approval of the Board of Directors and the shareholders of the Company, in order to file the Sixth Amendment with the Secretary of the State of the State of Delaware, and the Company will file the Sixth Amendment as soon as reasonably practicable after the closing of the transactions contemplated by this Agreement and the International Purchase Agreement.

         SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the International Managers and the U.S. Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto,
(vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supple-ment thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market, (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees, directors and other persons with relationships with the Company who have expressed an interest in purchasing the Reserved Securities and (xii) the expenses of the Independent Underwriter.

         (b) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

         SECTION 5.           Conditions of International Managers' Obligations.
The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) Opinion of Counsel for Company. At Closing Time, the International Managers shall have received the favorable opinions, dated as of Closing Time, of:

                              (i)       Hale and Dorr LLP, counsel for the
         Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the International Managers may reasonably request; and

                              (ii) Christopher D. Cerf, general counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the International Managers may reasonably request.

                  (c) Opinion of Counsel for International Managers. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers, in form and substance reasonably satisfactory to the International Managers. In giving such opinion such counsel may rely, insofar as such opinion involves factual matters, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

                  (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
         (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

                  (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Lead Managers shall have received from PricewaterhouseCoopers a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

                  (f) Bring-down Comfort Letter. At Closing Time, the Lead Managers shall have received from PricewaterhouseCoopers a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (g) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

                  (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (i) Lock-up Agreements. At the date of this Agreement, the Lead Managers shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

                  (j) Recapitalization. Each share of capital stock of the Company shall have been converted into 0.45 shares of Common Stock and 0.05 shares of class B common stock.

                  (k)         Purchase of Initial U.S. Securities.
         Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

                  (l) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                  (ii) Opinion of Counsel for Company. The favorable opinion of Hale and Dorr LLP, counsel for the Company, together with the favorable opinion of Christopher D. Cerf, general counsel for the Company, each in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (iii) Opinion of Counsel for International Managers. The favorable opinion of Debevoise & Plimpton, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (iv) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers, in form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than two days prior to such Date of Delivery.

                  (m) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents, certificates and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

                  (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant Option Securities, may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.           Indemnification.

         (a) Indemnification of International Managers. (1) The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in __ in connection with the reservation and sale of the Reserved Securities to the employees, directors and other persons with relationships with the Company who have expressed an interest in purchasing the Reserved Securities or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectuses or preliminary prospectuses, not misleading;

                  (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A)
         hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof, to the extent that any such expense is not paid under (i), (ii) or
         (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (x) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto), and (y) with respect to any preliminary prospectus, to the extent that the Company shall sustain the burden of proving (i) that any such loss, claim, expense, damage or liability of such International Manager results from the fact that such International Manager sold Securities to a person as to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the International Prospectus (as then amended or supplemented) in any case where such delivery is required by the 1933 Act, (ii) that the Company had previously furnished copies thereof in sufficient quantities to such International Manager and the loss, claim, expense, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the International Prospectus and (iii) that sending such International Prospectus by the Closing Time to the person or persons asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person or persons.

         (2) In addition to and without limitation of the Company's obligation to indemnify Merrill Lynch as an Underwriter, the Company also agrees to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of NASD in connection with the offering of the International Securities.

         (3) Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an International Manager or who controls an underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director or officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 12.

         (b) Indemnification of Company, Directors and Officers. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary International prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1)(ii) and Section 6(a)(1)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the employees, directors and other persons with relationships with the Company who have expressed an interest in purchasing the Reserved Securities to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the International Managers on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in
Section 6(a)(1)(ii)(A) hereof.

         The Company and the International Managers agree that Merrill Lynch will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the International Securities.

         The Company and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the International Managers.

         SECTION 9.           Termination of Agreement.

         (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the International Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

         No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the Lead Managers or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for a International Manager under this
Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers at North Tower, World Financial Center, New York, New York 10281-1201, attention of Syndicate Operations, with a copy to Debevoise & Plimpton, 875 Third Avenue, New York, New York, attention of Michael W. Blair; and notices to the Company shall be directed to it at 515 Fifth Avenue, 15th Floor, New York, NY 10175, attention of James L. Starr, Executive Vice President and Chief Financial Officer, with a copy to Hale and Dorr LLP, 1455 Pennsylvania Avenue, N.W., Washington, D.C. 20004, attention of David Sylvester and Brent B. Siler.

         SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the International Managers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION). SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers and the Company in accordance with its terms.

                                Very truly yours,

                                EDISON SCHOOLS INC.



                                By:
                                   ---------------------------------
                                     Title:
                                     Name:

CONFIRMED AND ACCEPTED,
 as of the date first above written:

MERRILL LYNCH INTERNATIONAL
BANK OF AMERICA INTERNATIONAL LIMITED,
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED,
DONALDSON, LUFKIN & JENRETTE INTERNATIONAL,
J.P. MORGAN SECURITIES LTD.

By:  MERRILL LYNCH INTERNATIONAL



By
  --------------------------------
         Authorized Signatory

For themselves and as Lead Managers of the other International Managers named in
Schedule A hereto.

                                   SCHEDULE A

                                                                                             Number of
                                                                                       Initial International.
         Name of International Manager                                                       Securities
         -----------------------------                                                       ----------
Merrill Lynch International.........................................................                __
Bank of America International Limited...............................................                __
Credit Suisse First Boston (Europe) Limited.........................................                __
Donaldson, Lufkin & Jenrette International..........................................                __
J.P. Morgan Securities Ltd..........................................................                __






                                                                                           -----------

Total...............................................................................                __
                                                                                           ===========


                                    Sch A-1

                                   SCHEDULE B

                               EDISON SCHOOLS INC.

                            __ Shares of Common Stock

                           (Par Value $.01 Per Share)



                  I. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $__.

                  II. The purchase price per share for the International Securities to be paid by the several International Managers shall be $__, being an amount equal to the initial public offering price set forth above less $__ per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.




                                    Sch B-1

                                   SCHEDULE C

                          List of persons and entities
                               subject to lock-up


Benno C. Schmidt, Jr.
H. Christopher Whittle
Christopher D. Cerf
James L. Starr
John Chubb, Ph.D
Laura Eshbaugh
Michael Finnerty
Deborah McGriff, Ph.D
Manuel Rivera, Ph.D
Donald Sunderland
Cheryl Wilhoyte
Virginia Bonker
John W. Childs
Robert Finzi
John B. Fullerton
Janet A. Hickey
Klas Hillstrom
Jeffrey Leeds II

All other holders of any class of the Company's capital stock.

All holders of options or warrants to purchase shares of any class of the Company's capital stock except [To come].



                                    Sch C-1

                                   SCHEDULE D

                     [List of Management Agreements to Come]

                                                                     Exhibit A-1

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)(i)

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

                  (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction listed on Schedule A to this opinion.

                  (iv) The authorized, issued and outstanding capital stock of record of the Company (a) was, as of June 30, 1999, as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (b) is, as of the date hereof, after giving effect to the Recapitalization, as set forth in the Prospectus in the column entitled "Pro Forma" under the caption "Capitalization", (except for issuances subsequent to June 30, 1999, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities, options or warrants referred to in the Prospectuses), and (c) after giving effect to the transactions contemplated by this Agreement, the International Purchase Agreement and the Registration Statement, will be as set forth in the Prospectuses in the column entitled "Pro Forma as Adjusted" under the caption "Capitalization" (except for issuances subsequent to June 30, 1999, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities, options or warrants referred to in the Prospectuses); the shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of record of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company arising under (a) the Company's certificate of incorporation or by-laws (as in effect from time




                                     A-1-1
         to time), (b) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument filed as an exhibit to the Registration Statement, (c) the Delaware General Corporation Law or (d) to our knowledge, arising otherwise.

                  (v)         The Securities to be purchased by the U.S.
         Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth in the U.S. Purchase Agreement and the International Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

                  (vi) The issuance of the Securities is not subject to any preemptive or other similar rights of any securityholder of the Company arising under (a) the Company's certificate of incorporation or by-laws (as in effect on the date hereof), (b) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument filed as an exhibit to the Registration Statement, (c) the Delaware General Corporation Law or (d) to our knowledge, arising otherwise.

                  (vii) To our knowledge, the Company does not have any subsidiaries, and, to our knowledge, the Company does not have any equity investments in other companies, except the Company's interest in APEX.

                  (viii) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

                  (ix)        The Registration Statement, including any
         Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                  (x)         The Registration Statement, including any
         Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses and each amendment or supplement to the Registration Statement and the Prospectuses as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom,




                                     A-1-2
         as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                  (xi) If Rule 434 has been relied upon, the Prospectuses were not "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective.

                  (xii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the Nasdaq National Market.

                  (xiii) To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any school operated by the Company is a party, or to which the property of the Company or any school operated by the Company is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the U.S. Purchase Agreement and International Purchase Agreement or the performance by the Company of its obligations thereunder.

                  (xiv) The information in the Prospectuses under "Summary - Description of Capital Stock", "Description of Capital Stock", "Shares Eligible for Future Sale", "Certain United States Tax Considerations for Non-United States Holders", and in the first paragraph and the first and third sentences in the second paragraph under "Management--Election of Directors", the last sentence of "Management--Executive Officers and Directors", and in the Registration Statement in the first two paragraphs under Item 14, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

                  (xv) To our knowledge, there are no statutes or regulations that are required to be described in the Prospectuses that are not described as required.

                  (xvi) To our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.




                                     A-1-3

                  (xvii) To our knowledge, the Company is not in violation of its charter or by-laws.

                  (xviii)     No filing with, or authorization, approval,
         consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the U.S. Purchase Agreement and the International Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

                  (xix) The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities) and compliance by the Company with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreements) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument filed as an exhibit to the Registration Statement (except for such conflicts, breaches or defaults or liens, charges or encumbrances that could not reasonably be expected to have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, applicable law, statute, rule or regulation or any judgment, order, writ or decree specifically naming the Company, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations.

                  (xx) To our knowledge, except as described in the Prospectuses under the caption "Shares Eligible for Future Sale--Registration Rights" there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxi) To our knowledge, except as disclosed in the prospectuses, there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any




                                     A-1-4
         contracts or commitments to issue or sell, shares of the company's capital stock or any such options, rights, convertible securities or obligations.

                  (xxii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

                  (xxiii)     The Fifth Amendment filed by the Company with the
         Secretary of State of the State of Delaware on October __, 1999 was duly authorized by the Board of Directors and shareholders of the Company. Each share of the Company's capital stock has been converted into 0.45 shares of Common Stock and 0.05 shares of class B common stock. The Company has undertaken all necessary corporate action, including obtaining the approval of the Board of Directors and the shareholders of the Company, in order to execute, deliver and file the Sixth Amendment with the Secretary of State of the State of Delaware immediately after the closing of the offering, substantially in the form of Exhibit 3.1 to the Registration Statement.

                  In connection with the preparation of the Registration Statement and the Prospectuses, we have participated in conferences with officers and representatives of the Company, counsel for the Underwriters and independent accountants of the Company, at which conferences we made inquiries of such persons and others and discussed the contents of the Registration Statement and the Prospectuses. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses, subject to the foregoing and based on such participation, inquiries and discussions, nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable) (except for financial statements and schedules and other financial data included therein or omitted therefrom and percentages derived from financial data included therein, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom and percentages derived from financial data included therein, as to which we need make no statement), as of their respective dates or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.




                                     A-1-5

                  Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law
         (1991).




                                     A-1-6

                                                                     Exhibit A-2


                     FORM OF OPINION OF THE GENERAL COUNSEL
                         FOR THE COMPANY TO BE DELIVERED
                          PURSUANT TO SECTION 5(b)(iii)


                  (i) All descriptions in the Prospectuses of and references in the Prospectuses to franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents or transactions to which the Company is or was a party are accurate in all material respects;

                  (ii) To my knowledge, no default by the Company exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Management Agreement or any other contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement.

                  (iii) The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities, and compliance by the Company with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreements) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any Management Agreement or other contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument filed as an exhibit to the Registration Statement or otherwise known to me (except for such conflicts, breaches or defaults or liens, charges or encumbrances that could not reasonably be expected to have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations.

                  (iv) The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities, and compliance by the Company with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement do not and will not result in any violation of the ESEA, the IDEA, including any rules or regulations promulgated pursuant to such laws, or any other federal, state or local statute pertaining to the authorization to operate public schools or eligibility for funding under federal, state or local programs.

                  (v) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, the USDE or, to my knowledge, any state agency under any state statute pertaining to authorization to operate public schools or eligibility for funding under federal or state programs is necessary or required in connection with the due authorization, execution and delivery of the U.S. Purchase Agreement and the International Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

                  (vi) To my knowledge, the Company and each of the schools operated by it possess all permits, licenses, approvals, consents and other authorizations required, including without limitation authorizations required (i) to participate in federal funding programs under the ESEA and the IDEA to the extent the Company or such school currently receives material funding thereunder, (ii) to operate charter schools under state charter statutes, and (iii) to receive funding under federal, state or local education laws, statutes, rules, regulations, standards, guides and orders to the extent the Company or such school currently receives material funding thereunder (collectively, "Governmental Licenses"), issued by the appropriate federal, state or local regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses could not reasonably be expected to have a material Adverse Effect; the Company and, to my knowledge each of the schools operated by it, is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply could not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not have a Material Adverse Effect; and, to my knowledge, the Company




                                     A-2-2
         has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.

                  (vii) To my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any school operated by the Company is a party, or to which the property of the Company or any school operated by the Company is subject, before or brought by the USDE, the DOJ, the EEOC, state and local educational agencies (including school boards and public school districts) or charter school boards which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the U.S. Purchase Agreement and International Purchase Agreement or the performance by the Company of its obligations thereunder.

                  (viii) To my knowledge, the Company and each of the schools operated by the Company are in compliance with all applicable education laws, statutes, rules, regulations, standards, guides or orders administered, issued or implemented by any federal, state or local government or any agency or subdivision of any of the foregoing, including, without limitation, the USDE, the DOJ, the EEOC, state and local education agencies (including school boards and public school districts) or charter school boards, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. To my knowledge, neither the Company nor any of the schools operated by it has been advised that either the Company or any of the schools operated by the Company is not conducting business in compliance with all applicable federal, state and local education laws, statutes, rules, regulations, standards, guides and orders, except where failure to be so in compliance could not reasonably be expected to have a Material Adverse Effect.

                  (ix) The information in the Prospectuses under "Risk Factors--The operation of our charter schools depends on the maintenance of the underlying charter grant", "Risk Factors--Risks Related to Governmental Regulation of the Education Industry and Government Subsidies", "Business--Government Laws and Regulations", to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions (collectively "Education Matters"), has been reviewed by me and is correct in all material respects.



                                     A-2-3

                  (x) Neither the Company, nor any of the schools operated by the Company is subject to any requirements of, or regulation under, the Higher Education Act of 1965, as amended.

                  Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law
         (1991).




                                     A-2-4

          Form of lock-up from directors, officers or other stockholders pursuant to Section 5(i)


                                                                       Exhibit B


                                                       __, 1999

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated,
Banc of America Securities LLC
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
J.P. Morgan Securities Inc.
  as U.S. Representative(s) of the several
  U.S. Underwriters to be named in the
  within-mentioned U.S. Purchase Agreement
c/o Merrill Lynch & Co.
 Merrill Lynch, Pierce, Fenner & Smith
              Incorporated

North Tower
World Financial Center
New York, New York  10281-1209

         Re:      Proposed Public Offering by Edison Schools Inc.

Dear Sirs:

         The undersigned, a stockholder, officer or director of Edison Schools Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Credit Suisse First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation, J.P. Morgan Securities Inc. propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the U.S. Purchase Agreement that, during a period of 180 days from the date of the U.S. Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to any of the foregoing or
(ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

         Notwithstanding the foregoing restrictions on transfer, the undersigned shall be permitted to make the following transfers: (i) transfers made by gift, will or intestacy, provided the donee thereof agrees in writing to be bound by the terms hereof; (ii) transfers to the transferor's affiliates, as such term is defined in Rule 405 promulgated under the Securities Act, provided that each transferee agrees in writing to be bound by the terms hereof; (iii) transfers made with prior written consent of Merrill Lynch; and (iv) in the event the undersigned is an individual, transfers to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned or a member or members of his or her immediate family, provided that any transferee agrees in writing to be bound by the terms hereof.


                              Very truly yours,


                              Signature:
                                        ----------------------------------
                              Print Name:
                                         ---------------------------------

                                                                     Exhibit C-1

            FORM OF OPTION LOCK-UP PURSUANT TO SECTION (1)(A)(XXXII)

                                    [To come]


                                      C-1